EXHIBIT G
                       CENTRAL AND SOUTH WEST CORPORATION
                                 CAPITALIZATION
                             As of December 31, 1996
                                   (UNAUDITED)
                                   (millions)

Capitalization                                                $3,802
Preferred stock                                                  325
                                                         -----------
  Total Equity                                                 4,127      44.03%

Long-term debt                                                 4,024
Long-term debt and preferred stock due within
  twelve months                                                  204
Short-term debt                                                  364
Short-term debt - CSW Credit, Inc.                               579
Loan Notes                                                        76
                                                         -----------
    Total Debt                                                 5,247      55.97%

Total Capitalization                                          $9,374
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